                                                                      EXHIBIT 25

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                    a Trustee Pursuant to Section 305(b)(2)_


                                   ----------

                     U.S. BANK TRUST NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

111 EAST WACKER DRIVE, SUITE 3000
         CHICAGO, ILLINOIS                     60601                36-4046888
(Address of principal executive offices)     (Zip Code)         I.R.S. Employer
                                                              Identification No.

                               Michael T. Goodwin
                        111 East Wacker Drive, Suite 3000
                             Chicago, Illinois 60601
                            Telephone (312) 228-9455
            (Name, address and telephone number of agent for service)

                                 OXFORD AUTOMOTIVE, INC.

               (Exact name of obligor as specified in its charter)

      MICHIGAN                                            38-3262809
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

1250 STEPHENSON HIGHWAY
TROY, MICHIGAN                                                         48083
(Address of Principal Executive Offices)                             (Zip Code)

                                 DEBT SECURITIES
                      (Title of the Indenture Securities)

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                                    FORM T- I

ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

              a) Name and address of each examining or supervising authority to which it is subject.
                       Comptroller of the Currency
                       Washington, D.C.

              b) Whether it is authorized to exercise corporate trust powers.

                       Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

                 None

ITEMS 3-15    There is not nor has there been a default with respect to
              the securities under this Indenture. The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under such other Indentures.

ITEM 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

              1. A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 to Item 16 of Form T-1, Registration No. 333-18235*

              2. A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 to Item 16 of Form T-1, Registration No. 333-18235*

              3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 to Item 16 of Form T-1, Registration No. 333-18235*

              4. A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 to Item 16 of Form T-1, Registration No. 333-18235*

              5.  Not applicable.

              6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Registration No. 333-18235*

              7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

              8.  Not applicable.

              9.  Not applicable.

         *See* at top of page 3

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  *Exhibits thus designated are incorporated herein by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 filed by the Trustee with the Securities and Exchange Commission with the specific references noted.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the day of April 5, 1999.

                          U.S. BANK TRUST NATIONAL ASSOCIATION

                          By: /s/ Michael T. Goodwin
                              ----------------------------------------
                              Michael T. Goodwin
                              Assistant Vice President and Assistant Secretary



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
Legal Title of Bank:  U.S. Bank Trust National Association                          Call Date:             ST-BK:         FFIEC 031
Address:              400 North Michigan Avenue                                                                           Page RC-1
City, State   Zip:    Chicago, IL 60611
Transit No.           09600069
                      -----------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet
__________

                                                                                                             ----------
                                                                                                             |  C200  | (-
                                                                                                 ------------ --------

                                                                     Dollar Amounts in Thousands | RCFD  Bil Mil Thou |
------------------------------------------------------------------------------------------------- --------------------
ASSETS                                                                                           | ////////////////// |
 1. Cash and balances due from depository institutions (from Schedule RC-A):                     | ////////////////// |
    a. Noninterest-bearing balances and currency and coin(1) ................................... | 0081        11,111 |  1.a.
    b. Interest-bearing balances(2) ............................................................ | 0071        48,890 |  1.b.
 2. Securities:                                                                                  | ////////////////// |
    a. Held-to-maturity securities (from Schedule RC-B, column A) .............................. | 1754             0 |  2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) ............................ | 1773         3,735 |  2.b.
 3. Federal funds sold and securities purchased under agreements to resell in domestic offices   | ////////////////// |
    of the bank and of its Edge and Agreement subsidiaries, and in IBFs:                         | ////////////////// |
    a. Federal funds sold ...................................................................... |                  0 |  3.a.
    b. Securities purchased under agreements to resell ......................................... | 1350             0 |  3.b.
 4. Loans and lease financing receivables:                           ____________________________| ////////////////// |
    a. Loans and leases, net of unearned income (from Schedule RC-C) | RCFD 2122 |             0 | ////////////////// |  4.a.
    b. LESS: Allowance for loan and lease losses ................... | RCFD 3123 |             0 | ////////////////// |  4.b.
    c. LESS: Allocated transfer risk reserve ....................... | RCFD 3128 |             0 | ////////////////// |  4.c.
                                                                     ----------------------------
    d. Loans and leases, net of unearned income,                                                 | ////////////////// |
       allowance, and reserve (item 4.a minus 4.b and 4.c) ..................................... | 2125             0 |  4.d.
 5. Trading assets (from Schedule RC-D) ........................................................ | 3545             0 |  5.
 6. Premises and fixed assets (including capitalized leases) ................................... | 2145            82 |  6.
 7. Other real estate owned (from Schedule RC-M) ............................................... | 2150             0 |  7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) ... | 2130             0 |  8.
 9. Customers' liability to this bank on acceptances outstanding ............................... | 2155             0 |  9.
10. Intangible assets (from Schedule RC-M) ..................................................... | 2143        44,547 | 10.
11. Other assets (from Schedule RC-F) .......................................................... | 2160         2,739 | 11.
12. Total assets (sum of items 1 through 11) ................................................... | 2170       111,104 | 12.
                                                                                                 ----------------------

____________
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

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


Legal Title of Bank:  U.S. Bank Trust National Association                           Call Date:             ST-BK:         FFIEC 031
Address:              400 North Michigan Avenue                                                                           Page RC-2
City, State   Zip:    Chicago, IL 60611
Transit No.           09600069
                      -----------

Schedule RC--Continued

                                                                                               ---------------------------
                                                                   Dollar Amounts in Thousands | /////////  Bil Mil Thou |
----------------------------------------------------------------------------------------------- -------------------------
LIABILITIES                                                                                    | /////////////////////// |
13. Deposits:                                                                                  | /////////////////////// |
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I) ..... |                       0 | 13.a.
                                                                   ----------------------------
       (1) Noninterest-bearing(1) ................................ | RCON 6631               0 | /////////////////////// | 13.a.(1)
       (2) Interest-bearing ...................................... | RCON 6636               0 | /////////////////////// | 13.a.(2)
                                                                   ----------------------------
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E,      | /////////////////////// |
       part II) .............................................................................. |                       0 | 13.b.
                                                                   ----------------------------
       (1) Noninterest-bearing ................................... | RCFN 6631               0 | /////////////////////// | 13.b.(1)
       (2) Interest-bearing ...................................... | RCFN 6636               0 | /////////////////////// | 13.b.(2)
                                                                   ----------------------------
14. Federal funds purchased and securities sold under agreements to repurchase in domestic     | 2800                    |
    offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:               | /////////////////////// |
    a. Federal funds purchased ............................................................... |                       0 | 14.a.
    b. Securities sold under agreements to repurchase ........................................ |                       0 | 14.b.
15. a. Demand notes issued to the U.S. Treasury .............................................. | RCON 2840             0 | 15.a.
    b. Trading liabilities (from Schedule RC-D) .............................................. | RCFD 3548             0 | 15.b.
16. Other borrowed money:                                                                      | /////////////////////// |
    a. With original maturity of one year or less ............................................ | RCFD 2332             0 | 16.a.
    b. With original maturity of more than one year .......................................... |                       0 | 16.b.
17. Mortgage indebtedness and obligations under capitalized leases ........................... |                       0 | 17.
18. Bank's liability on acceptances executed and outstanding ................................. | RCFD 2920             0 | 18.
19. Subordinated notes and debentures ........................................................ | RCFD 3200             0 | 19.
20. Other liabilities (from Schedule RC-G) ................................................... | RCFD 2930         2,627 | 20.
21. Total liabilities (sum of items 13 through 20) ........................................... | RCFD 2948         2,627 | 21.
                                                                                               | /////////////////////// |
22. Limited-life preferred stock and related surplus ......................................... |                       0 | 22.
EQUITY CAPITAL                                                                                 | /////////////////////// |
23. Perpetual preferred stock and related surplus ............................................ | RCFD 3838             0 | 23.
24. Common stock ............................................................................. | RCFD 3230         1,000 | 24.
25. Surplus (exclude all surplus related to preferred stock).................................. | RCFD 3839       106,712 | 25.
26. a. Undivided profits and capital reserves ................................................ | RCFD 3632           762 | 26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities ................ | RCFD 8434             3 | 26.b.
27. Cumulative foreign currency translation adjustments ...................................... |                       0 | 27.
28. Total equity capital (sum of items 23 through 27) ........................................ | RCFD 3210       108,477 | 28.
29. Total liabilities, limited-life preferred stock, and equity capital (sum of items 21, 22,  | /////////////////////// |
    and 28) .................................................................................. | RCFD 3300       111,104 | 29.
                                                                                               ---------------------------


Memorandum
To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that                                         Number
    best describes the most comprehensive level of auditing work performed                                ----------------
    for the bank by independent external auditors as of any date during 1997 ...........................  | RCFD 6724 N/A | M.1.
                                                                                                          -----------------

1 = Independent audit of the bank conducted in accordance        4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified        external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank        authority)
2 = Independent audit of the bank's parent holding company       5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing         auditors
    standards by a certified public accounting firm which        6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company             auditors
    (but not on the bank separately)                             7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in accordance   8 = No external audit work
    with generally accepted auditing standards by a certified
    public accounting firm (may be required by state
    chartering authority)
------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited life preferred stock and related surplus.

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

Legal Title of Bank:  U.S. Bank Trust National Association                         Call Date:      ST-BK:                  FFIEC 031
Address:              400 North Michigan Avenue                                                                            Page RC-3
City, State   Zip:    Chicago, IL 60611
Transit NO.           09600069
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

Schedule RC-A--Cash and Balances Due From Depository Institutions

Exclude assets held for trading.

                                                                                                              ----------
                                                                                                              |  C405  | (-
                                                                             --------------------------------- --------
                                                                             |     (Column  A)    |     (Column B)     |
                                                                             |    Consolidated    |      Domestic      |
                                                                             |        Bank        |      Offices       |
                                                                             -------------------------------------------
                                                 Dollar Amounts in Thousands | RCFD  Bil Mil Thou | RCON  Bil Mil Thou |
----------------------------------------------------------------------------- -------------------- --------------------
1. Cash items in process of collection, unposted debits, and currency and    | ////////////////// | ////////////////// |
   coin .................................................................... | 0020             0 | ////////////////// | 1.
   a. Cash items in process of collection and unposted debits .............. | 0080               |                  0 | 1.a.
   b. Currency and coin .................................................... | ////////////////// |                  0 | 1.b.
2. Balances due from depository institutions in the U.S. ................... | ////////////////// |                  0 | 2.
   a. U.S. branches and agencies of foreign banks (including their IBFs) ... | 0083               | ////////////////// | 2.a.
   b. Other commercial banks in the U.S. and other depository institutions   | ////////////////// | ////////////////// |
      in the U.S. (including their IBFs) ................................... | 0085        60,001 | ////////////////// | 2.b.
3. Balances due from banks in foreign countries and foreign central banks .. | ////////////////// |                  0 | 3.
   a. Foreign branches of other U.S. banks ................................. | 0073             0 | ////////////////// | 3.a.
   b. Other banks in foreign countries and foreign central banks ........... | 0074             0 | ////////////////// | 3.b.
4. Balances due from Federal Reserve Banks ................................. | 0090             0 | 0090             0 | 4.
5. Total (sum of items 1 through 4) (total of column A must equal            | ////////////////// | ////////////////// |
   Schedule RC, sum of items 1.a and 1.b) .................................. | 0010        60,001 | 0010        60,001 | 5.
                                                                             -------------------------------------------

                                                                                                  ---------------------
Memorandum                                                      Dollar Amounts in Thousands        RCOW  Bil  Mil  Thou
-------------------------------------------------------------------------------------------------- --------------------
1. Noninterest-bearing balances due from commercial banks in the U.S. (included in item 2,        | ////////////////// |
   column B above) .............................................................................. | 0050        11,111 | M.1.
                                                                                                  ----------------------





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